UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 10, 2004

WESTERN GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603

(Registrant’s telephone number, including area code)

N.A.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.                          Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                (a)           Direct Financial Obligation.

 On December 10, 2004, Western Gas Resources, Inc. (“Western”) notified Prudential Capital Group that it intended to exercise its right to prepay at par and without penalty, effective January 18, 2005, two Series H Senior Notes totaling $25,000,000 and bearing interest at 6.36% per annum (the “Series H Notes”), which had been issued pursuant to the Third Amended and Restated Master Shelf Agreement.   The maturity date of the Series H Notes is January 17, 2008.

Western intends to prepay the Series H Notes with the proceeds of a new $25,000,000 ten year note issued under the Third Amended and Restated Master Shelf Agreement.  The new note will bear interest at 5.57% per annum, payable quarterly, with the principal amount due in a single payment on the maturity date of January 18, 2015.  Other terms of the new note will remain the same as the Series H Notes being prepaid.  The new note will be funded on January 18, 2005, concurrently with the prepayment of the Series H Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC.
(Registrant)

Date: December 15, 2004	By:	/s/ William J. Krysiak
Name: William J. Krysiak
Title: Executive Vice President and Chief Financial Officer